Exhibit 5.1

March 28, 2025

Actuate Therapeutics, Inc.

1751 River Run, Suite 400

Fort Worth, Texas 76107

Re: Registration Statement on Form S-1 filed by Actuate Therapeutics, Inc.

Ladies and Gentlemen:

We have acted as counsel to Actuate Therapeutics, Inc., a Delaware corporation (the “Company”), in connection with the filing of a registration statement on Form S-1 (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to the offer and resale by B. Riley Principal Capital II, LLC (the “Selling Stockholder”) of up to 3,904,374 shares (the “Shares”) of the Company’s common stock, par value $0.000001 per share (the “Common Stock”), which the Company may elect, in its sole discretion, to issue and sell to the Selling Stockholder, from time to time after the effective date of the Registration Statement, including the related prospectus contained therein and forming a part thereof (the “Prospectus”), pursuant to and subject to the satisfaction of the conditions contained in the common stock purchase agreement, dated as of March 27, 2025, between the Company and the Selling Stockholder (the “Purchase Agreement”).

In connection with this opinion, we have examined and relied upon such documents and such matters of fact and law as we deem necessary to render the opinions contained herein. We have assumed the genuineness of all signatures, the legal capacity of all natural persons to execute and deliver documents, the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies, the accuracy, completeness and authenticity of certificates of public officials, the due authorization, execution and delivery of all documents by all persons other than the Company where execution and delivery are prerequisites to the effectiveness thereof and that, and that the Purchase Agreement constitutes a legal, valid and binding obligation of each such party (other than the Company), enforceable against it in accordance with their respective terms. As to certain factual matters, we have relied upon a certificate of an officer of the Company and that the representations and warranties of each party set forth in the Purchase Agreement when made were, and on the date hereof are, true and complete and have not independently verified such matters. For purposes of this opinion, we have assumed that the Shares will be sold at prices authorized by the Board of Directors of the Company or another duly authorized committee thereof in accordance with the Purchase Agreement.

Subject to the foregoing and the other matters set forth herein, we are of the opinion that the Shares will have been duly authorized by the Company and, when issued and delivered in accordance with the Purchase Agreement, the Registration Statement and the Prospectus, will be validly issued, fully paid and nonassessable.

Our opinion is expressed only with respect to the General Corporation Law of the State of Delaware. We express no opinion to the extent that any other laws are applicable to the subject matter hereof. We are not rendering any opinion as to compliance with any federal or state antifraud law, rule or regulation relating to securities, or to the sale or issuance thereof. The opinion expressed above is as of the date hereof only, and we express no opinion as to, and assume no responsibility for, the effect of any fact or circumstance occurring, or of which we learn, subsequent to the date of this opinion letter.

We hereby consent to the reference to our firm under the caption “Legal Matters” in the prospectus included in the Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,

/s/ Baker & Hostetler LLP